Exhibit 99.1

News Release

Mercury Systems Reports Second Quarter Fiscal 2016 Results

Highlights include:

Exceeds estimates for Revenue, Adjusted EBITDA, EPS and Adjusted EPS
Revenue increases 6% over prior year
Adjusted EBITDA of $12.6 million, up 18% year-over-year
Guidance raised for year
Strategic acquisition of Lewis Innovative Technologies

CHELMSFORD, Mass. January 26, 2016 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the second quarter of fiscal 2016, ended December 31, 2015.

Management Comments
“Our second fiscal quarter was once again marked by very strong execution,” commented Mark Aslett, President and Chief Executive Officer. “Thanks to solid gross margins driven by revenue mix, and continued cost discipline, our 6% increase in revenue resulted in an 18% increase in adjusted EBITDA year-over-year. With the delivery of a strong first half and a recently approved defense budget, we remain on track to achieve our objectives for the year while we continue investing in the business to drive future growth. As a result, we are comfortable raising our guidance for the balance of the year,” Aslett concluded.

Second Quarter Fiscal 2016 Results
Second quarter fiscal 2016 revenues were $60.4 million, an increase of $3.3 million, or 6%, compared to the second quarter of fiscal 2015. GAAP income from continuing operations for the second quarter of fiscal 2016 was $4.8 million, or $0.14 per share, compared to GAAP income

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2016 Results, Page 2

from continuing operations of $2.9 million, or $0.09 per share, for the prior year’s second quarter. Adjusted earnings per share (“adjusted EPS”) was $0.23 per share, for the second quarter of fiscal 2016, compared to $0.20 per share in the second quarter fiscal 2015. All per share information is presented on a fully diluted basis.

Second quarter fiscal 2016 adjusted EBITDA was $12.6 million, an increase of 18% from the second quarter of fiscal 2015.

Total GAAP net income for the second quarter of fiscal 2016 was $4.8 million, or $0.14 per share, compared to total GAAP net income of $0.3 million, or $0.01 per share, for the prior year’s second quarter. The second quarter of fiscal 2015 included a loss of ($2.6) million, or ($0.08) per share, from discontinued operations.

Cash flows from operating activities in the second quarter of fiscal 2016 were a net inflow of $11.9 million, compared to a net inflow of $8.2 million in the second quarter of fiscal 2015. Free cash flow, defined as cash flow from operating activities less capital expenditures, was a net inflow of $10.6 million in the second quarter of fiscal 2016, compared to a net inflow of $7.0 million in the second quarter of fiscal 2015.

The Company’s reported financial results are from continuing operations for all periods referenced in this release unless otherwise noted.

Bookings and Backlog
Bookings for the second quarter of fiscal 2016 were $45.2 million, yielding a book-to-bill of 0.75 for the quarter. Mercury’s total backlog at December 31, 2015 was $204.8 million, an increase of $12.7 million from a year ago. Of the December 31, 2015 total backlog, $151.6 million represents orders expected to be shipped over the next 12 months.

Revenues by Reporting Segment
Mercury Commercial Electronics (MCE) - Revenues for the second quarter of fiscal 2016 from MCE were $53.0 million, representing an increase of $1.2 million, or 2.3%, from the second quarter of fiscal 2015. The increase in revenues compared to last year’s second quarter related primarily to higher SEWIP and DEWS program revenues.

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Mercury Reports Second Quarter Fiscal 2016 Results, Page 3

Mercury Defense Systems (MDS) - Revenues for the second quarter of fiscal 2016 from MDS were $7.9 million, an increase of $3.2 million, or 67%, from the second quarter of fiscal 2015, primarily due to strength in an airborne surveillance program.

The revenues by reporting segment are adjusted for ($0.5) million and $0.5 million of revenues included in our consolidated results in the second quarter of fiscal 2016 and fiscal 2015, respectively. This revenue is attributable to development programs where the revenue is recognized in both segments under contract accounting, and reflects the reconciliation to our consolidated results.

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2016. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.

For the third quarter of fiscal 2016, revenues are currently forecasted to be in the range of $63 million to $67 million. Adjusted EPS is expected to be in the range of $0.19 to $0.22 per share, and includes approximately $1.7 million of amortization of intangible assets, $2.3 million of stock-based compensation expense and an effective tax rate of approximately 36%. Adjusted EBITDA for the third quarter of fiscal 2016 is expected to be in the range of $11.3 million to $12.6 million.

Revenues for all of fiscal 2016 are currently expected to grow between 6% and 8%, while adjusted EBITDA for fiscal 2016 is expected to increase by 9% to 13% year-over-year based on revenue mix expectations in the second half of the year.

Recent Highlights
December - Mercury Systems announced that it acquired Lewis Innovative Technologies, Inc. (LIT). A privately-held company based in Decatur, Ala., LIT is at the forefront of technology development necessary to protecting systems critical to national security while meeting strict DoD Program Protection Requirements. The Company intends to maintain LIT's presence in the Huntsville, Ala. tech corridor.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2016 Results, Page 4

November - Mercury announced that its Mercury Defense Systems (MDS) subsidiary was awarded a firm-fixed-price, indefinite delivery/indefinite quantity (IDIQ) time and material contract worth up to $41.8 million to deliver 200 advanced miniaturized Digital RF Memory modulators (Mini DRFM) to the U.S. Navy. The contract was received in the Company's fiscal 2016 second quarter. The work will be performed at the Company's Cypress, Calif. facility and is expected to be completed in November 2020.

November - Mercury announced that its MDS subsidiary received a $1.8 million order from a leading international aerospace and defense company for radar environment simulation equipment. The order was booked in the Company's fiscal 2016 first quarter and is expected to be shipped over the next several quarters.

November - Mercury announced support for the expanded industrial-grade Intel Xeon Processor D-1500 Product Family with new embedded open systems architecture (OSA) form factors and configurations. The new configurations will feature broader processor core count and power options, greater ruggedness and extended reliability, providing even more server-class processing power at the tactical edge.

October - Mercury announced it received a $22.7 million follow-on order from a leading defense prime contractor for advanced radio frequency (RF) microwave tuners and intermediate frequency (IF) receivers for a naval electronic warfare (EW) application. The orders were booked in the Company's fiscal 2016 first quarter and are expected to be shipped over the next several quarters.

Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, January 26, 2016, at 5:00 p.m. ET to discuss the second quarter fiscal 2016 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2016 Results, Page 5

A replay of the webcast will be available two hours after the call and archived on the same web page for six months.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income from continuing operations, adjusted earnings per share “adjusted EPS”, and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income from continuing operations, and adjusted EPS exclude certain non-cash and other specified charges. Free cash flow is defined as cash flow from operating activities less capital expenditures. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Systems - Innovation That Matters™
Mercury Systems (NASDAQ:MRCY) is the better alternative for affordable, secure and sensor processing subsystems designed and made in the USA. Optimized for program and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence applications on more than 300 programs such as Aegis, Patriot, SEWIP, F-35 and Gorgon Stare. Headquartered in Chelmsford, Massachusetts, Mercury Systems is a high-tech commercial company purpose-built to meet rapidly evolving next-generation defense electronics challenges. To learn more, visit www.mrcy.com.

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2016 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2016 Results, Page 6

funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2015. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Gerry Haines, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems and Innovation That Matters are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2016 Results, Page 7

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)	December 31,	June 30,
	2015	2015

Assets
Current assets:
Cash and cash equivalents	$81,554	$77,586
Accounts receivable, net	35,468	31,765
Unbilled receivables and costs in excess of billings	24,645	22,021
Inventory	36,707	31,960
Deferred income taxes	12,363	12,407
Prepaid income taxes	2,880	3,747
Prepaid expenses and other current assets	5,361	8,678
Total current assets	198,978	188,164

Restricted cash	264	264
Property and equipment, net	13,324	13,226
Goodwill	173,749	168,146
Intangible assets, net	18,608	17,998
Other non-current assets	3,169	2,190
Total assets	$408,092	$389,988

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,858	$6,928
Accrued expenses	8,719	9,005
Accrued compensation	11,409	9,875
Deferred revenues and customer advances	9,406	7,477
Total current liabilities	41,392	33,285

Deferred gain on sale-leaseback	350	929
Deferred income taxes	2,287	3,108
Income taxes payable	1,505	1,459
Other non-current liabilities	1,100	1,069
Total liabilities	46,634	39,850

Shareholders’ equity:
Common stock	332	326
Additional paid-in capital	259,140	254,568
Retained earnings	101,221	94,468
Accumulated other comprehensive income	765	776
Total shareholders’ equity	361,458	350,138
Total liabilities and shareholders’ equity	$408,092	$389,988

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2016 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net revenues	$60,417	$57,089	$118,826	$111,150
Cost of revenues (1)	31,839	30,054	62,719	60,116
Gross margin	28,578	27,035	56,107	51,034

Operating expenses:
Selling, general and administrative (1)	12,583	12,677	24,709	24,967
Research and development (1)	7,684	7,895	15,777	15,846
Amortization of intangible assets	1,638	1,762	3,351	3,524
Restructuring and other charges	221	1,162	559	2,430
Impairment of long-lived assets	231	—	231	—
Acquisition costs and other related expenses	(148)	—	1,980	—
Total operating expenses	22,209	23,496	46,607	46,767
Income from operations	6,369	3,539	9,500	4,267

Interest income	26	4	50	7
Interest expense	(5)	(8)	(7)	(16)
Other income, net	83	398	154	392
Income from continuing operations before income taxes	6,473	3,933	9,697	4,650
Tax provision	1,680	1,047	2,944	1,047
Income from continuing operations	4,793	2,886	6,753	3,603
Loss from discontinued operations, net of tax	—	(2,621)	—	(2,839)
Net income	$4,793	$265	$6,753	$764

Basic net earnings (loss) per share:
Continuing operations	$0.14	$0.09	$0.20	$0.11
Discontinued operations	—	(0.08)	—	(0.09)
Basic net earnings per share:	$0.14	$0.01	$0.20	$0.02

Diluted net earnings (loss) per share:
Continuing operations	$0.14	$0.09	$0.20	$0.11
Discontinued operations	—	(0.08)	—	(0.09)
Diluted net earnings per share:	$0.14	$0.01	$0.20	$0.02

Weighted-average shares outstanding:
Basic	33,120	32,052	33,047	31,880
Diluted	33,831	32,686	33,819	32,720

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$6	$115	$155	$266
Selling, general and administrative	$2,063	$1,778	$4,191	$3,744
Research and development	$323	$363	$748	$797

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2016 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$4,793	$265	$6,753	$764
Depreciation and amortization	3,258	3,520	6,559	7,150
Other non-cash items, net	1,488	3,606	2,688	4,798
Changes in operating assets and liabilities	2,326	838	1,478	(2,306)

Net cash provided by operating activities	11,865	8,229	17,478	10,406

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(9,764)	—	(9,764)	—
Purchases of property and equipment	(1,289)	(1,218)	(3,156)	(2,123)
Decrease (increase) in other investing activities	—	1	(185)	1

Net cash used in investing activities	(11,053)	(1,217)	(13,105)	(2,122)

Cash flows from financing activities:
Proceeds from employee stock plans	1,668	1,076	2,297	1,313
Payments of capital lease obligations	—	(160)	—	(320)
Payments for retirement of common stock	(416)	—	(4,124)	—
Excess tax benefits from stock-based compensation	390	220	1,359	536

Net cash provided by (used in) by financing activities	1,642	1,136	(468)	1,529

Effect of exchange rate changes on cash and cash equivalents	27	(37)	63	(113)

Net increase in cash and cash equivalents	2,481	8,111	3,968	9,700

Cash and cash equivalents at beginning of period	79,073	48,876	77,586	47,287

Cash and cash equivalents at end of period	$81,554	$56,987	$81,554	$56,987

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Mercury Reports Second Quarter Fiscal 2016 Results, Page 10

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying continuing operations results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal and accounting fees and expenses. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs non-interest financing, bank and other fees associated with obtaining and maintaining its financing facilities. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies.  These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition.  In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement expenses. The Company periodically incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Second Quarter Fiscal 2016 Results, Page 11

fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Income from continuing operations	$4,793	$2,886	$6,753	$3,603
Interest expense, net	(21)	4	(43)	9
Income taxes	1,680	1,047	2,944	1,047
Depreciation	1,620	1,590	3,208	3,290
Amortization of intangible assets	1,638	1,762	3,351	3,524
Restructuring and other charges	221	1,162	559	2,430
Impairment of long-lived assets	231	—	231	—
Acquisition and financing costs	25	—	2,323	—
Fair value adjustments from purchase accounting	—	—	—	—
Litigation and settlement expenses	—	—	—	—
Stock-based compensation expense	2,392	2,256	5,094	4,807
Adjusted EBITDA	$12,579	$10,707	$24,420	$18,710

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Mercury Reports Second Quarter Fiscal 2016 Results, Page 12

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cash flows from operations	$11,865	$8,229	$17,478	$10,406
Capital expenditures	(1,289)	(1,218)	(3,156)	(2,123)
Free cash flow	$10,576	$7,011	$14,322	$8,283

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Mercury Reports Second Quarter Fiscal 2016 Results, Page 13

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income from continuing operations and adjusted earnings per share ("adjusted EPS") are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying continuing operations results and trends and allows for comparability with our peer company index and industry. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income from continuing operations as income from continuing operations before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement expenses, stock-based compensation expense, and the tax impact of those items. Adjusted EPS expresses adjusted income from continuing operations on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ended December 31,
	2015		2014
Income from continuing operations and earnings per share	$4,793	$0.14	$2,886	$0.09
Amortization of intangible assets	1,638		1,762
Restructuring and other charges	221		1,162
Impairment of long-lived assets	231		—
Acquisition and financing costs	25		—
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expenses	—		—
Stock-based compensation expense	2,392		2,256
Impact to income taxes	(1,475)		(1,658)
Adjusted income from continuing operations and adjusted earnings per share	$7,825	$0.23	$6,408	$0.20

Diluted weighted-average shares outstanding:		33,831		32,686

	Six Months Ended December 31,
	2015		2014
Income from continuing operations and earnings per share	$6,753	$0.20	$3,603	$0.11
Amortization of intangible assets	3,351		3,524
Restructuring and other charges	559		2,430
Impairment of long-lived assets	231		—
Acquisition and financing costs	2,323		—
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expenses	—		—
Stock-based compensation expense	5,094		4,807
Impact to income taxes	(4,045)		(3,615)
Adjusted income from continuing operations and adjusted earnings per share	$14,266	$0.42	$10,749	$0.33

Diluted weighted-average shares outstanding:		33,819		32,720

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY